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                                                  Exhibit 23

                                                  Exhibit to the Annual
                                                  Report (Form 11-K) of the
                                                  Huntington Supplemental
                                                  Stock Purchase and Tax
                                                  Savings Plan and Trust for
                                                  the fiscal year ended
                                                  December 31, 1996.


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44208) pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust and in the related Prospectus of our report dated March 21, 1997 with respect to the financial statements of the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                                   /s/ ERNST & YOUNG LLP


Columbus, Ohio
March 21, 1997

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